Exhibit 99.1
News Release

Release: Immediate	Contact:	Ronda J. Williams
312-706-3232

Oil-Dri Reports Strong Third Quarter Results

CHICAGO - (May 24, 2007) - Oil-Dri Corporation of America (NYSE: ODC) today announced that strategic pricing, product mix and improved plant efficiency contributed to strong earnings results for the third quarter ended April 30, 2007.

The Company reported net sales of $52,956,000 for the quarter, a 2% increase compared with net sales of $51,764,000 in the same quarter one year ago. The Company reported net income for the quarter of $1,999,000, or $0.28 per diluted share, a 65% increase compared with net income of $1,223,000, or $0.17 per diluted share, in the same quarter one year ago.

Net sales for the nine-month period were $157,958,000, a 3% increase compared with net sales of $153,516,000 in the same period one year ago. Net income for the nine-month period was $5,609,000, or $0.80 per diluted share, a 40% increase compared with net income of $4,118,000, or $0.57 per diluted share, in the same period last fiscal year.

Third Quarter Review
President and Chief Executive Officer Daniel S. Jaffee said, “We are quite pleased with our third quarter results that reflect our focus on strategic pricing, product mix and improved plant efficiency. These factors were the primary contributors in our efforts to overcome increased energy prices that we have experienced. Our margins are still not where they were just a couple of years ago, but the trend is pointing in the right direction.

“Our Retail and Wholesale Products Group performed very well during the quarter. Volume growth was especially strong in our private label cat litter business where we were able to increase distribution through non-grocery outlets. In the Business-to-Business Products Group, sports turf business experienced significant sales growth in the quarter.”

Business Review
Net sales for the Company’s Business-to-Business Products Group were $19,277,000, and group income was $4,207,000 for the third quarter. Net sales were $53,059,000 and group income was $10,456,000 for the nine-month period. A continued decrease in sales of agricultural carriers, animal health and nutrition products and bleaching clays, in both units and dollars, negatively impacted quarterly results. Sports turf products, however, experienced significant sales growth, in both units and dollars, in the quarter and helped to offset sluggish sales of the Group’s other products.

Net sales for the Company’s Retail and Wholesale Products Group were $33,679,000 and group income was $3,509,000 for the third quarter. Net sales were $104,899,000 and group income was $11,598,000 for the nine-month period. Increased private label cat litter distribution drove improved sales dollars and income. Sales and income were also up for industrial and automotive products as the team has been successful in breathing new life into this 65-year old product line.

Financial Review
On March 13, 2007, Oil-Dri’s Board of Directors declared quarterly cash dividends of $0.12 per share of outstanding Common Stock and $0.09 per share of outstanding Class B Stock. The dividends will be payable on June 1, 2007 to stockholders of record at the close of business on May 4, 2007. At the April 30, 2007 closing price of $18.26 per share and assuming cash dividends continue at the same rate, the annual yield on the Company’s Common Stock is 2.6%. The Company has paid cash dividends continuously for 32 years.

Cash, cash equivalents and short-term investments at April 30, 2007, totaled $24,861,000. Capital expenditures for the nine-month period totaled $6,616,000, which was $1,069,000 more than the period’s depreciation and amortization of $5,547,000.

Looking Forward
Jaffee said, “We are pleased that we are delivering good results in the areas of our business that are under our control. Specifically, our net selling price per ton is up and our controllable costs are flat to down. We are most concerned about those factors outside of our control, such as fuel prices, which continue to rise.

“Fuel impacts the drying cost of our products and also puts cost pressure on our packaging materials and freight. We will continue to do everything in our power to minimize the impact of these rising costs. However, we are fairly certain we will need to raise prices during the upcoming fiscal year to help offset these increases.”
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The Company will offer a live webcast of the third quarter earnings teleconference on Friday, May 25, 2007, at 10am CDT. To listen to the call via the web, please visit www.streetevents.com or www.oildri.com. An archived recording of the call and written transcripts of all teleconferences are posted on the Oil-Dri website.

Oil-Dri Corporation of America is a leading supplier of specialty sorbent products for agricultural, horticultural, fluids purification, specialty markets, industrial and automotive, and is the world’s largest manufacturer of cat litter.

Certain statements in this press release may contain forward-looking statements that are based on our current expectations, estimates, forecasts and projections about our future performance, our business, our beliefs, and our management’s assumptions. In addition, we, or others on our behalf, may make forward-looking statements in other press releases or written statements, or in our communications and discussions with investors and analysts in the normal course of business through meetings, webcasts, phone calls, and conference calls. Words such as “expect,” “outlook,” “forecast,” “would”, “could,” “should,” “project,” “intend,” “plan,” “continue,” “believe,” “seek,” “estimate,” “anticipate,” “believe”, “may,” “assume,” variations of such words and similar expressions are intended to identify such forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Such statements are subject to certain risks, uncertainties and assumptions that could cause actual results to differ materially including, but not limited to, the dependence of our future growth and financial performance on successful new product introductions, intense competition in our markets, volatility of our quarterly results, risks associated with acquisitions, our dependence on a limited number of customers for a large portion of our net sales and other risks, uncertainties and assumptions that are described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K and other reports we file with the Securities and Exchange Commission. Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, intended, expected, believed, estimated, projected or planned. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except to the extent required by law, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this press release, whether as a result of new information, future events, changes in assumptions, or otherwise.

OIL - DRI CORPORATION OF AMERICA

Consolidated Statements of Income
(in thousands, except for per share amounts)
(unaudited)

	Third Quarter Ended April 30,
	2007	% of Sales	2006	% of Sales
Net Sales	$52,956	100.0%	$51,764	100.0%
Cost of Sales	(41,417)	78.2%	(41,742)	80.6%
Gross Profit	11,539	21.8%	10,022	19.4%
Operating Expenses	(8,515)	16.1%	(7,399)	14.3%

Operating Income	3,024	5.7%	2,623	5.1%
Interest Expense	(593)	1.1%	(639)	1.2%
Other Income	541	1.0%	402	0.8%

Income Before Income Taxes	2,972	5.6%	2,386	4.6%
Income Taxes	(973)	1.8%	(1,163)	2.2%

Net Income	$1,999	3.8%	$1,223	2.4%

Net Income Per Share*:
Basic Common	$0.32		$0.19
Basic Class B Common	$0.24		$0.14
Diluted	$0.28		$0.17
Average Shares Outstanding*:
Basic Common	4,925		5,034
Basic Class B Common	1,822		1,822
Diluted	7,043		7,247

	Nine Months Ended April 30,
	2007	% of Sales	2006	% of Sales
Net Sales	$157,958	100.0%	$153,516	100.0%
Cost of Sales	(124,259)	78.7%	(124,499)	81.1%
Gross Profit	33,699	21.3%	29,017	18.9%
Gain on Sale of Long-Lived Assets	--	--	415	0.3%
Operating Expenses	(25,327)	16.0%	(22,400)	14.6%

Operating Income	8,372	5.3%	7,032	4.6%
Interest Expense	(1,851)	1.2%	(1,608)	1.0%
Other Income	1,379	0.9%	914	0.6%

Income Before Income Taxes	7,900	5.0%	6,338	4.1%
Income Taxes	(2,291)	1.5%	(2,220)	1.4%
Net Income	$5,609	3.6%	$4,118	2.7%

Net Income Per Share*:
Basic Common	$0.90		$0.65
Basic Class B Common	$0.66		$0.48
Diluted	$0.80		$0.57

Average Shares Outstanding*:
Basic Common	4,882		5,014
Basic Class B Common	1,814		1,823
Diluted	6,980		7,257

* Net Income Per Share and Average Shares Outstanding for the six months and the nine months ended April 30, 2006 have been restated to reflect the Company's five-for-four stock split, on September 8, 2006.

OIL - DRI CORPORATION OF AMERICA

Consolidated Balance Sheets
(in thousands, except for per share amounts)
(unaudited)

		As of April 30,
		2007	2006

Current Assets
Cash, Cash Equivalents and Investments		$24,861	$26,800
Accounts Receivable, net		27,362	25,711
Inventories		14,724	16,081
Prepaid Expenses		6,602	8,789
Total Current Assets		73,549	77,381
Property, Plant and Equipment		52,171	48,739
Other Assets		12,826	12,990
Total Assets		$138,546	$139,110

Current Liabilities
Current Maturities of Notes Payable		$4,080	$4,080
Accounts Payable		5,309	5,884
Dividends Payable		763	607
Accrued Expenses		15,557	13,794
Total Current Liabilities		25,709	24,365
Long-Term Liabilities
Notes Payable		27,080	31,160
Other Noncurrent Liabilities		8,234	7,738
Total Long-Term Liabilities		35,314	38,898
Stockholders' Equity*		77,523	75,847
Total Liabilities and Stockholders' Equity		$138,546	$139,110

Book Value Per Share Outstanding		$11.58	$11.09

Acquisitions of
Property, Plant and Equipment	Third Quarter	$2,518	$1,840
	Year to Date	$6,616	$6,464
Depreciation and Amortization Charges	Third Quarter	$1,875	$1,848
	Year to Date	$5,547	$5,455

* Stockholders' Equity at April 30, 2007, reflects an adjustment of $1,235,000 (net of tax) taken August 1, 2006 as part of the Company's implementation of EITF 04-06 "Accounting for Stripping Costs Incurred during Production in the Mining Industry".

OIL - DRI CORPORATION OF AMERICA
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	For the Nine Months Ended
	April 30,
CASH FLOWS FROM OPERATING ACTIVITIES	2007	2006

Net Income	$5,609	$4,118

Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and Amortization	5,547	5,384
(Increase) in Accounts Receivable	(1,536)	(2,307)
Decrease (Increase) in Inventories	973	(3,395)
(Decrease) Increase in Accounts Payable	(1,783)	1,089
Increase in Accrued Expenses	874	127
Other	428	(1,642)
Total Adjustments	4,503	(744)
Net Cash Provided by Operating Activities	10,112	3,374

CASH FLOWS FROM INVESTING ACTIVITIES
Capital Expenditures	(6,616)	(6,464)
Net Dispositions (Purchase) of Investment Securities	5,120	(5,053)
Other	53	1,003
Net Cash Used in Investing Activities	(1,443)	(10,514)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on Long-Term Debt	(4,080)	(3,080)
Dividends Paid	(2,271)	(1,775)
Purchase of Treasury Stock	(12)	(4,538)
Proceeds from Issuance of Long-Term Debt	--	15,000
Other	1,314	3,748
Net Cash (Used in) Provided by Financing Activities	(5,049)	9,355

Effect of exchange rate changes on cash and cash equivalents	(166)	(335)

Net Increase in Cash and Cash Equivalents	3,454	1,880
Cash and Cash Equivalents, Beginning of Year	6,607	5,945
Cash and Cash Equivalents, April 30	$10,061	$7,825